Exhibit 10.7

Certain confidential information contained in this document, marked by [***], has been omitted because Iris Energy Limited (the “Company”) has determined that the information

(i) is not material and (ii) contains personal information that the registrant treats as private or confidential.

MASTER EQUIPMENT FINANCE AGREEMENT

THIS MASTER EQUIPMENT FINANCE AGREEMENT (this “Master Agreement”) is dated as of May 25, 2021, between IE CA 3 HOLDINGS LTD., a company incorporated pursuant to the laws of the province of British Columbia with an address of Suite 201 - 290 Wallinger Avenue, Kimberley, BC V1A 1Z1 (“Borrower”), and ARCTOS CREDIT, LLC, a Delaware limited liability company with an address of 2443 Fillmore Street #406, San Francisco, CA 94115 (“Lender”).

1.

GENERAL TERMS. This Master Agreement contains the terms and conditions upon which Lender will provide financing to enable Borrower to purchase items of personal property and for such other uses as are expressly specified in equipment finance schedules ( “Schedules”) that may be entered into by Lender and Borrower from time to time (such personal property, any related software embedded therein or otherwise forming part thereof, any and all accessories, exchanges, improvements, returns, substitutions, parts, attachments, Accessions, spare parts, replacements and additions thereto, and all proceeds thereof, are herein referred to as the “Equipment” and sometimes individually an “Item”). Each Schedule shall incorporate the terms of this Master Agreement and shall constitute a separate financing for the Equipment, as indicated on such Schedule. The term “Agreement” refers to each Schedule that incorporates this Master Agreement. Anything herein to the contrary notwithstanding, this Master Agreement is not a commitment to enter into any Agreement. Lender shall have no obligation to enter into any Agreement, finance any property, or otherwise enter into any transaction with Borrower unless expressly agreed in writing. As to each Schedule, Lender shall have no obligation to finance any Equipment until all conditions precedent to first funding in respect of any Agreement are completed to the satisfaction of Lender in accordance with Section 2(b), and as applicable, all conditions precedent to subsequent funding(s) in respect of any Agreement are completed in accordance with Section 2(c). References herein to “the Equipment”, “the Payment”, “the Schedule” or “the Agreement”, when also referring to a specific item of Equipment, Payment (as hereinafter defined), Schedule or Agreement, shall be deemed to refer to the applicable Agreement, the Payment due thereunder, the Schedule that is a part thereof and the Equipment financed thereunder, and vice versa, unless the context shall otherwise clearly require. All references to $ or dollars in this Master Agreement and each Schedule means US Dollars, otherwise unless stated.

2.

DELIVERY AND ACCEPTANCE OF EQUIPMENT; CONDITIONS TO CLOSING. (a) Borrower will cause the Equipment to be delivered at Borrower’s expense and installed at the location specified in the Agreement and shall be deemed to have been accepted by Borrower for all purposes under the Agreement upon the date (the “Acceptance Date”) indicated as the date of acceptance on an Acceptance Certificate prepared by Lender and executed by Borrower. If there are multiple deliveries of Equipment under any Agreement, the term “Acceptance Date” shall mean the Acceptance Date of the first of the Equipment delivered to and accepted by Borrower, unless otherwise provided in the Agreement. Borrower acknowledges and agrees that certain Borrower obligations, including but not limited to, providing insurance under Section 10, commence prior to the Acceptance Date and may be binding on Borrower whether or not the Equipment is accepted. Notwithstanding the foregoing, Borrower agrees that upon executing an Agreement, Borrower’s Obligations thereunder are absolute and unconditional and in the nature of a promissory note. Borrower is responsible for all shipping, installation, site preparation, testing and other expenses incident to delivery of the Equipment and Lender will not finance such costs unless they are included in the amount financed by agreement of the parties.

(b)              Lender’s obligation to provide the first portion of the Total Advance (as defined in the applicable Agreement) under any Agreement shall be subject to the following conditions precedent:

(i)

There shall not have occurred an Event of Default and no event that with notice, lapse of time or both would be an Event of Default shall have occurred and then be continuing;

(ii)

Borrower shall not have suffered an adverse change in its business, financial condition or prospects that Lender judges, acting reasonably, to be material to Lender’s decision whether or not to extend credit to Borrower and Lender shall not reasonably and in good faith deem itself insecure or undersecured as to repayment of any of Borrower’s Obligations;

(iii)

No event, condition, or change in circumstance shall have occurred, whether or not under the control of either or both of Lender and Borrower, that might reasonably be expected to materially adversely affect, whether generally or as to the transactions contemplated hereby, (A) Lender’s ability to secure funding or participations. (B) Lender’s access to capital markets, (C) the Bitcoin industry, (D) either party’s ability to perform as contemplated hereby, (E) the business or financial well being of Lender, Borrower, any Affiliate of either of them, or any Supplier, or (F) the value and marketability of any of the Equipment;

(iv)

Borrower shall not have suffered a lien, encumbrance or security interest to attach to any of its assets, except as permitted by this Master Agreement; and

(v)

Borrower shall have complied with all customary closing conditions for equipment financings and commercial loans, and shall provide Lender with all documentation or assurances Lender may reasonably request.

(c)              Lender’s obligation to provide any subsequent portions of the Total Advance under any Agreement, beyond an initial funded portion of the Total Advance, shall be only subject to the following conditions precedent:

(i)

There shall not have occurred an Event of Default and no event that with notice, lapse of time or both would be an Event of Default shall have occurred and then be continuing;

(ii)

Borrower shall not have suffered a lien, encumbrance or security interest to attach to any of its assets, except as permitted by this Master Agreement;

(iii)

Borrower shall have provided Lender with a written host, landlord’s or mortgagee’s acknowledgement and waiver as contemplated by Section 6 hereof in respect of any Equipment prior to the delivery of Equipment from the Supplier.

3.        TERM AND PAYMENTS; SECURITY INTEREST. (a) The obligations of Borrower with respect to each Item of Equipment shall be evidenced by an Agreement. The term of each Agreement (the “Term”) shall commence on the date of each Agreement being the “Commencement Date” and shall expire on the date on which the Borrower pays to the Lender the final periodic payment as set forth in the Agreements. The day the first Payment (as defined below) is due is called the “First Payment Date” and each subsequent payment shall be made on the same day of the month as the First Payment Date unless otherwise stated in the Agreement.

(b) Borrower agrees to pay to Lender periodic payments of principal and interest (together with any other payments so designated herein or elsewhere in the applicable Agreement, the “Payments”) without invoice or other written demand as may be more fully set forth in the Agreement and any and all other payments required to be paid by Borrower as repayment of the Total Advance under each Agreement. Payments by Borrower to Lender under each Agreement shall be in legal tender of the United States of America in immediately available funds. Borrower’s obligation to pay all Payments and other amounts due under each Agreement is absolute and unconditional under any and all circumstances (including any malfunction, defect or any inability to use any Item of Equipment) and shall be paid and performed by Borrower without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including any past, present or future claims that Borrower may have against Lender, any Supplier or any other person or entity whatsoever. Unless expressly required under this Master Agreement or an Agreement, to the fullest extent permissible under applicable law, Borrower waives demand, diligence, presentment, protest, notice of dishonor, notice of nonpayment and notices and rights of every kind. If any Payment or other amount due under an Agreement is not received when due, Borrower shall pay a late charge equal to five percent (5%) per annum of the overdue amount, provided that no late charge shall exceed the maximum amount permitted by applicable law.

(c) Borrower may prepay its Obligations under an Agreement in whole, but not in part, at any time after the passage of not less than six(6) months after the Acceptance Date, by paying to Lender the Payoff Amount, so long as Borrower gives Lender not more than one hundred eighty (180) days nor less than forty-five (45) days written notice. As used herein, “Payoff Amount” means an amount, calculated by Lender as of the date of payment of the Payoff Amount, equal to the sum of (i) any accrued and unpaid Payments (including the Payment, if any due, on such date) or other amounts due under or with respect to the Agreement; plus (ii) all Payments due and payable after such date, discounted to present value using a discount rate equal to the Interest Rate with respect to the Agreement, plus (iii) a prepayment premium of five percent (5%) of the principal amount prepaid. Partial prepayments are not permitted and any overpayment shall not reduce the principal amount owed by Borrower or be applied to reduce any Payment owed hereunder; provided that Lender will refund any overpayment, or at Borrower’s discretion, allow the Lender to retain it as a security deposit which shall not be segregated or earn interest and shall be applied at Borrower’s discretion to any of Borrower’s obligations hereunder, including any Payment or other amounts to become due.

(d) As security for Borrower’s Obligations under each Agreement and all Other Agreements (as defined in Section 11), Borrower grants to Lender a first priority security interest in: (i) all Equipment financed pursuant to each Schedule and Proceeds (including any insurance proceeds) thereof; (ii) to the extent arising solely from any Equipment, all Accounts, Contract Rights, Chattel Paper, General Intangibles, Payment Intangibles, leases, subleases, security deposits or other cash deposits and proceeds; (iii) all cryptocurrency and digital currency, including Bitcoin (BTC) mined or otherwise generated by the Equipment and in Borrower’s possession (sometimes herein called “Mined Currency”) and any and all other cryptocurrency and digital currency related thereto or derived therefrom whether arising from a hard fork, airdrop or otherwise and in Borrower’s possession (provided that such security interest shall not prohibit Borrower’s use, conversion, sale or spending of the Mined Currency until such time as Lender declares an Event of Default); and (iv) all other collateral as to which a security interest has been or is hereinafter granted by Borrower to Lender or to any Affiliate of Lender to the extent arising from or relating to any Equipment, of Lender in connection with any Other Agreement and all proceeds thereof (collectively the “Collateral”). Title to the Equipment shall at all times be in Borrower’s name, subject to Lender’s security interest and any certificate of title for Equipment shall designate Borrower as owner and Lender as lien holder. As used herein, “Obligations” means each and every debt, liability and obligation, including obligations of performance, of every type and description Borrower may now or at any time hereafter owe to Lender and any Affiliate of Lender whether under this Master Agreement, any Schedule or under any Other Agreement, regardless of how such Obligation arises or by what agreement or instrument it may be evidenced, whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint and several, and all reasonable costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest, including but not limited to all Attorney’s Fees and reasonable expenses of Lender to enforce any Obligations whether or not by litigation. As used herein “Affiliate” of a person or entity means any person or entity which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or other interest of such person or entity or directly or indirectly controls, is controlled by, or is under common control with such person where the term “control” means the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise. “Accounts”, “Chattel Paper” “Supplier”, “Payment Intangibles”, “General Intangibles” and other UCC terms not specifically defined herein shall each have the meaning set forth in the UCC. Borrower represents, warrants and agrees that no Agreement is or will be a “Consumer Transaction” as such term is defined in the Uniform Commercial Code currently adopted in the State of Delaware (the “UCC”). In the event (i) Borrower’s “chief executive office” or the equivalent is located in any province in Canada (in each case, the “Province”), or (ii) any Collateral is located in any Province, the term “UCC”, when used herein, shall be deemed, without further action, to be the applicable personal property security legislation in force and effect in the Province (the “PPSA”), and other PPSA terms not specifically defined herein shall each have the meaning set forth in the PPSA, with all references to “UCC” herein being deemed to be references to the PPSA. In particular, “Payment Intangibles” and “General Intangibles” shall be deemed to be “Intangibles” as defined in the PPSA.

(e) Borrower acknowledges that, as to any Agreement, Lender may advance funds to one or more Suppliers prior to, and after, the Acceptance Date in accordance with any Agreement. Borrower agrees that the terms of any such Agreement will include Payments and other agreements contemplating such advances and that Lender’s exposure is substantially increased by making such advances. Borrower agrees, notwithstanding anything to the contrary herein, that it is obligated to repay all such advances, with interest, on demand if an Event of Default shall occur prior to the Acceptance Date. If more than one delivery is contemplated under any such Agreement, then, notwithstanding Section 2, the “Anticipated Acceptance Date” shall mean the expected date of the first delivery and acceptance of Equipment under such Agreement, it being the intention of the parties that all such Equipment will be delivered and accepted on or before the Anticipated Acceptance Date stated in the Agreement.

4.          USE; MAINTENANCE; REGISTRATION. (a) Borrower covenants and agrees that: (i) Borrower will maintain and use the Equipment in a prudent, businesslike manner for its originally-intended purpose, in the ordinary course of Borrower’s business, and only in accordance with applicable laws, Supplier or manufacturer warranty provisions, requirements of insurance, operating manuals and instructions, rules, regulations, and orders of any judicial, legislative or regulatory body having power to supervise or regulate the use, operation or maintenance thereof, including licenses, permits and registration requirements and no Equipment will be used for consumer, personal, family, agricultural or household purposes; (ii) Borrower will keep the Equipment in good condition and working order and shall replace or restore and maintain any part of the Equipment by qualified personnel at all times during the Agreement; (iii) Unless related to repairs and maintenance of Equipment, Borrower will make no material modification to any item of Equipment which would cause a material adverse effect to such Equipment, and Borrower will, unless otherwise directed by Lender, make all modifications and maintenance, at its sole cost and expense, required hereunder or by applicable law, or recommended or required by any Supplier, operating instructions or requirements of any insurer or maintenance organization servicing the Equipment, provided, that all parts, mechanisms, devices and other property owned by Borrower and installed on the Equipment shall immediately become part of the Equipment and subject to Lender’s security interest and such maintenance or modifications shall be performed by qualified personnel only; and (iv) if Lender has caused a GPS or other tracking device to be installed on any Item, Borrower will not remove or tamper with such device, nor will Borrower tamper with any odometer or other device designed to track use of the Equipment.

(b) Without limiting any of Borrower’s obligations in Section (a) above, Borrower covenants and agrees that for all Items of Equipment consisting of computers or other technology equipment, Borrower will make arrangements satisfactory to Lender in its reasonable discretion to keep the Equipment properly maintained by the Supplier or another qualified maintenance organization and eligible for prime shift maintenance by the Supplier.

5.          INDEMNITIES. Borrower shall indemnify, hold harmless and defend Lender and its successors and assigns against any and all claims, demands, suits and legal proceedings, whether civil, criminal, administrative, investigative or otherwise, including arbitration, mediation, bankruptcy and appeal and including any claims, demands, suits and legal proceedings arising out of: (i) the actual or alleged manufacture, purchase, ordering, financing, shipment, acceptance or rejection, titling, registration, leasing, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, operation, maintenance, repair, return or disposition of the Equipment; (ii) patent, trademark or copyright infringement; or (iii) any breach, default or Event of Default by Borrower (all of the foregoing hereinafter collectively referred to as “Actions”); and (iv) any and all penalties, losses, liabilities, including the liability of Borrower or Lender for negligence, tort, strict liability or environmental liability, damages, costs, court costs and any and all other reasonable expenses, including Attorneys’ Fees, judgments and amounts paid in settlement, incurred incident to, arising out of, or in any way connected with any Actions, the Agreement, any Equipment, or any other instrument, document or agreement executed in connection with or contemplated by any of the foregoing, except to the extent that such claims, demands, suits and legal proceedings arise by reason of the willful misconduct or gross negligence of the Lender and such other person claiming such indemnity hereunder. The term “Attorneys’ Fees” as used herein shall include any and all reasonable attorneys’ fees that are incurred by Lender incident to, arising out of, or in any way in connection with Lender’s interests in, or defense of, any Action or Lender’s enforcement of its rights and interests with respect to any Equipment or otherwise under each Agreement, or any other instrument, document or agreement executed in connection with or contemplated by any of the foregoing, which shall include attorneys’ fees incurred by Lender whether or not a suit or action is commenced, and all costs in collection of sums due during any work out or with respect to settlement negotiations, or the cost to defend Lender or to enforce any of its rights.

6.          POSSESSION; INSPECTION; PERSONAL PROPERTY. Provided that no Event of Default and no event that with notice or lapse of time would become an Event of Default has occurred and is continuing under any Agreement, Borrower shall have quiet possession of the Equipment during the Term. Lender or an agent of Lender may enter the location where any item of Equipment is located at reasonable times on business days in British Columbia (“Business Days” with each being a “Business Day”) and upon reasonable notice to inspect the Equipment of at least 48 hours’ notice, subject to reasonable limitations placed on entry by the owner of the premises, if different from Borrower, provided that notwithstanding the foregoing, Lender’s officers and authorized representatives shall comply with Borrower’s COVID-19 and other health and safety protocols, policies and procedures when accessing the location of Borrower. Borrower will not move or allow any Item to be moved to a location different from the location specified in the Agreement without Lender’s prior written consent. The Equipment shall not constitute, and Borrower shall ensure that it shall not constitute, real property or fixtures and the parties agree that the Equipment is and shall be removable from, and is not essential to, the premises where the Equipment is located. Upon the request of Lender, Borrower shall obtain a written host, landlord’s or mortgagee’s acknowledgement and waiver in form and substance satisfactory to Lender from person having any interest in the real estate upon which the Equipment is located, stored or garaged prior to the delivery of such Equipment from the Supplier. In addition to the foregoing, Borrower agrees to the following monitoring arrangements: Prior to any funding, Borrower will provide Lender with: (a) API and/or read access to Borrower’s Bitcoin Mining Pool Account or similar arrangement that shows the status and hashrate of equipment, and (b) read access to Borrower’s Bitcoin Exchange or Brokerage Account, which provides transaction details including Bitcoin revenue and trades. Lender hereby acknowledges and approves Borrower’s use of Antpool, F2Pool or Luxor Mining Pool for the Mining Pool, and Kraken, Coinbase, or Gemini for the Exchange. Lender will have the right to approve (with such approval not to be unreasonably withheld) any other Mining Pool, Exchange or Brokerage Account and applicable wallets to be utilized by Borrower. Lender will require certain read permissions to be established for any approved wallet. Borrower will also provide the reports specified in Section 18.

7.        DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY. BORROWER ACKNOWLEDGES AND AGREES THAT THE EQUIPMENT IS FINANCED “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS”; LENDER DOES NOT MAKE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES EITHER EXPRESSED OR IMPLIED AS TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS DESIGN, CONDITION, CAPACITY, DURABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY OF ANY DESCRIPTION OR PATENT, TRADEMARK OR COPYRIGHT, OR OTHERWISE WITH RESPECT TO ANY CHARACTERISTICS OF THE EQUIPMENT WHATSOEVER AND LENDER IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT NOR THE MANUFACTURER’S OR SUPPLIER’S  AGENT AND NO SUCH PERSON IS LENDER’S AGENT FOR ANY PURPOSE. Lender is not responsible for any repairs or service to the Equipment, defects therein or failures in the operation thereof or for any indirect special, incidental, or consequential damages. Borrower has made the selection of each item of Equipment based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lender. Notwithstanding anything else to the contrary, the Borrower is not responsible or liable for any indirect special, incidental, or consequential damages arising under or in connection with this Master Agreement.

8.         REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) Borrower represents and warrants to, and covenants with, Lender that: (i) Borrower has the form of business organization indicated above; Borrower is duly organized in the jurisdiction of organization set forth above; and is existing, in good standing and qualified to do business wherever necessary to carry on its present business and operations and to own its property; (ii) each Agreement, when entered into has been duly executed and authorized, requires no further director, shareholder, member, partner or other third party approval of, or the giving of notice to, any governmental authority and does not contravene any law, regulation or other governmental order, any certificate or articles of incorporation or bylaws or partnership certificate or operating agreement, or any agreement, indenture, or other instrument to which Borrower is a party or by which it may be bound and constitutes a legal, valid, and binding obligation of Borrower enforceable in accordance with its terms; (iii) Borrower and any other person who owns a controlling interest or otherwise controls Borrower in any manner is not listed on the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”) or other similar lists maintained by the federal government pursuant to any federal law or regulation regarding a person designated under Executive Order No. 13224 or similar lists and Borrower is in compliance with any applicable Bank Secrecy Act regulations and other federal regulations to prevent money laundering, and to the extent Borrower is located in or carries on business in any Province, Borrower and each director, officer, employee and agent thereof is in compliance, in all material respects, with all applicable Sanctions, Anti-Corruption Laws and AML Laws and Borrower is not, nor is any director, officer, employee or agent of Borrower (A) the subject of any Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanction. For the purposes hereof, the following definitions are applicable to the provisions hereof:

“AML Laws” means all laws, rules and regulations relating to money laundering or terrorist financing, including, without limitation, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.1 of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada);

“Anti-Corruption Laws” means all laws, rules and regulations relating to bribery or corruption, including, without limitation, the Corruption of Foreign Public Officials Act (Canada);

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced from time to time by any relevant sanctions authority including, without limitation, under the United Nations Act (Canada), the Special Economic Measures Act (Canada) and the Export and Import Permits Act (Canada);

(iv)  there are no pending or threatened actions or proceedings before any court or agency which may to a material extent adversely affect Borrower’s financial condition or continued operation (except as Borrower have otherwise previously disclosed to Lender in writing); (v) Borrower is solvent and has the ability to pay Borrower’s debts when they come due and Borrower is not contemplating and has not contemplated relief under any bankruptcy laws or other similar laws for the relief of debtors, except as disclosed to Lender in writing; (vi) all of Borrower’s financial statements and other information heretofore given and hereafter to be given to Lender are and will be true and complete in all material respects as of their respective dates, and fairly represent and will fairly represent Borrower’s financial condition, and no material adverse change has or will have occurred in Borrower’s financial condition reflected therein after the respective date thereof upon delivery to Lender, unless Borrower notifies Lender in writing of the same; and (vii) except with Lender’s prior written consent and appropriate insurance satisfactory to Lender, the Equipment will not be used to store, transport, contain or deliver any Hazardous Materials in violation of any Environmental Laws or transport any persons for hire. The term “Hazardous Materials” means any wastes, substances, or materials, whether solids, liquids or gases, that are deemed hazardous, toxic, pollutants, or contaminants, including but not limited to substances defined as “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” or other similar designations in, or otherwise subject to regulation under, Environmental Laws. The term “Environmental Laws” means, collectively, (as applicable) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; or other applicable federal, state, provincial or local laws, including any plans, rules, regulations, orders, or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances now or hereafter in effect relating to hazardous materials disposal, generation, production, treatment, transportation, or storage or the protection of human health and the environment. If Borrower is a corporation, limited liability company or partnership, a secretary, assistant secretary, member or partner, by attesting to the execution by Borrower on the applicable Schedule, certifies that the officer signing on behalf of Borrower has been duly authorized and empowered to execute the Agreement on behalf of Borrower by appropriate vote of Borrower’s board of directors, managing member(s), members or partners or under Borrower’s bylaws, operating agreement or partnership agreement, that such officer did so execute the Agreement, and that the Agreement has been duly authorized and approved by or under such vote, bylaws, operating agreement or partnership agreement. Borrower acknowledges that Lender has not made any representation or warranty as to the legal, accounting or tax characterization or effect of any Agreement or any financing contemplated hereby. Borrower has consulted its own advisors with respect to such matters. All representations and warranties contained herein shall be continuing in nature and in effect at all times prior to Borrower satisfying all of Borrower’s obligations to Lender under each Agreement and this Master Agreement.

(b) Borrower shall not (i) voluntarily or involuntarily create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment (except by, through or in favor of Lender); (ii) finance upgrades or additions to Equipment with any party other than Lender or an approved Affiliate of Borrower (Lender hereby acknowledges and approves Iris Energy Pty Ltd and any of its wholly-owned subsidiaries as approved Affiliates of the Borrower, (“Approved Affiliates'') without prior written consent of Lender; (iii) permit the name of any person, association, corporation or other business entity other than Lender or Borrower to be placed on the Equipment (other than an Approved Affiliate); (iv) except as otherwise agreed to by Lender in writing, part with possession or control of or suffer or allow to pass out of its possession or control any item of the Equipment (other than an Approved Affiliate) or change the location of the Equipment or any part thereof from the address shown in the Agreement; (v) assign, sell, transfer, sublease, rent or in any way transfer or dispose of all or any part of the rights or obligations under any Agreement or as to any rights, title or interest in the Equipment or other Collateral, in whole or in part, to anyone unless in the ordinary course of business or in accordance with a Hosting Agreement or Hashpower Agreement. “Hosting Agreement” shall mean the relevant hosting agreement between an Approved Affiliate and Borrower, whereby Borrower’s Equipment will be operated and hosted at such Approved Affiliates’s facilities. “Hashpower Agreement” shall mean the hashpower agreement entered into between Iris Energy Pty Ltd and Borrower, in which Borrower will sell Equipment’s hashrate to Iris Energy Pty Ltd; (vi) without at least thirty (30) days written notice to Lender, change (A) its legal name or primary address from that set forth above, (B) the jurisdiction under whose laws it is organized as of the date of this Master Agreement, or (C) the type of organization under which it exists as of the date of this Master Agreement; (vii) permit the sale or transfer of any shares of its capital stock or of any ownership interest in Borrower to any person, persons, entity or entities (whether in one transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of Borrower from the person, persons, entity or entities who hold ownership and/or control of Borrower as of the date of this Master Agreement; or (viii) consolidate with or merge into or with any other entity, or sell, transfer, lease or otherwise dispose of all or substantially all of Borrower’s assets to any person or entity (whether in one transaction or in multiple transactions).

9.          LOSS AND DAMAGE. Borrower shall bear the entire risk of loss, theft, damage to or destruction of the Equipment (including any condemnation, seizure, or requisition of title or use) (collectively a “Casualty Event”) from any cause whatsoever.

No Casualty Event shall relieve Borrower from making any Payment or any other obligations hereunder. Borrower shall immediately notify Lender of any insurance claim and of any Casualty Event resulting in five thousand dollars ($5,000.00) or more of damage to any Item of Equipment, and inform Lender of the circumstances and extent of the Casualty Event and Borrower shall at its election (a) place such Equipment in good repair and working order so that the Equipment is of at least the same utility, value and marketability, subject to reasonable wear and tear; or (b) replace such Equipment with like Equipment that is at least of the same utility, value and marketability, with clear title to the replacement Equipment in Borrower and not subject to any security interest by any other party other than Lender; or (c) promptly pay to Lender an amount under the applicable Agreement equal to the Payoff Amount calculated on a pro-rata basis with the respect to value of the Equipment subject to a Casualty Event (however the prepayment premium in accordance with Section 3(c)(iii) will be equal to zero percent (0%) of the principal amount prepaid) Any proceeds received by Lender or Borrower as the result of an Casualty Event with respect to any Item (including insurance proceeds and proceeds of condemnation or requisition) shall be applied at Borrower’s election, in whole or in part, to (a) repair or replace such Item or any part thereof, or (b) satisfy any of any of Borrower’s Obligations. Borrower shall also pay any reasonable costs and expenses (including Attorneys’ Fees or the cost to engage an attorney even if no suit or claim is filed) incurred by Lender in connection with its exercise or protection of its rights and interests hereunder, including without limitation titling costs or other fees to effectively enforce Lender’s interest in any item of Equipment. If no Event of Default has occurred and is continuing and no event or condition has occurred that with notice and/or passage of time could constitute an Event of Default, upon the payment of the Payoff Amount with respect to any Agreement in accordance with Section 9, and the payment of any and all other amounts due and payable to Lender, Lender shall release its security interest in such Items; provided that Borrower’s Obligations with respect to taxes, indemnities and reimbursements hereunder shall survive with respect to all periods prior to such payment.

10.       INSURANCE. Borrower shall, at Borrower’s sole cost and expense, commencing with the delivery of any Equipment to Borrower and continuing during the Term of each Agreement until Borrower’s Obligations are satisfied in full, procure and maintain such insurance coverage in such amounts (including deductibles), in such form and with responsible insurers, all as satisfactory to Lender acting reasonably (which may on reasonable notice require Borrower to change such form, amount or company), including: (a) comprehensive general liability insurance insuring against liability for property damage, death and bodily injury resulting from the transportation, ownership, possession, use, operation, performance, maintenance, storage, repair or any similar act related to the Equipment, with minimum limits of $1,000,000 per each occurrence (or such other amounts as set forth in the Schedule and notified by Lender), with Lender and Lender’s successors and/or assigns named as additional insured; (b) all risk physical damage insurance against all risks of theft, loss or damage from every cause whatsoever in an amount not less than the greater of the full replacement cost of each item of Equipment or the Payoff Amount, with Lender and Lender’s successors and/or assigns named as lender loss payee; and (c) if reasonably requested by Lender, other or additional coverage in respect of the Equipment for an amount and on terms which would be obtained by a prudent owner and to the extent that such insurance coverage is commercially available at a commercially reasonable cost. Borrower shall waive Borrower’s rights of subrogation, if any, and have Borrower’s insurance carrier waive its right of subrogation, if any, against Lender for any and all loss or damage. All policies shall contain clauses requiring the insurer to furnish Lender with at least thirty (30) days prior written notice of any material change, cancellation, or nonrenewal of coverage and stating that coverage shall not be invalidated against Lender or Lender’s assigns because of any violation of any condition or warranty contained in any policy or application therefor by Borrower or by reason of any action or inaction of Borrower. Borrower agrees to inform Lender immediately in writing of any notices from, or other communications with, any insurers that may in any way adversely affect the insurance policies being maintained pursuant to this Section or of any insurance claims. No insurance shall be subject to any co-insurance clause. Upon request by Lender, Borrower shall furnish Lender with a certificate of insurance, proper endorsements or other evidence satisfactory to Lender that such insurance coverage are in effect. If Borrower shall fail to carry any insurance required hereunder, Lender (without obligation and without waiving any default or Event of Default by Borrower hereunder) may do so at Lender’s sole option and at Borrower’s sole cost and expense. Borrower acknowledges that such insurance will benefit Lender only and may cost substantially more than insurance Borrower might procure. Borrower agrees that Lender is not a seller of insurance nor is Lender in the insurance business. Borrower agrees to deliver to Lender evidence of compliance with this Section satisfactory to Lender, including any requested copies of policies, certificates and endorsements, with premium receipts therefor, on or before the date of execution by Borrower of the applicable Schedule and thereafter within two (2) business days after Lender’s request. Lender shall be under no duty to ascertain the existence of or to examine any such policy or to advise Borrower in the event any such policy shall not comply with the requirements hereof.

11.        DEFAULTS. An “Event of Default” shall be deemed to have occurred under all Agreements upon the occurrence of any of the following events or circumstances:

(a) Borrower’s failure to pay any Payment or other amount owed to Lender under any Agreement when due which is not cured within 5 Business Days of written notice from Lender to Borrower of such breach; (b) Borrower’s failure to observe or perform any material covenant, condition, representation, warranty or agreement to be observed or performed by Borrower which to a material extent adversely affects Borrower’s financial condition or continued operation, including without limitation, (1) Borrower’s failure to maintain insurance in accordance with Section 10 hereof or (2) Borrower’s breach of any of the terms of Section 8, and any breach contemplated by this Section 11(b) is not cured to the satisfaction of Lender within 10 Business Days of written notice from Lender to Borrower of such breach; (c) any attempt by Borrower to repudiate any Agreement or its acceptance of any Equipment; which is not cured to the satisfaction of Lender within 10 Business Days of written notice from Lender to Borrower of such breach; (d) Borrower’s default of value greater than $50,000 under any present or future note, security agreement, equipment lease, title retention, conditional sales agreement or any other agreement for money borrowed or the lease of real or personal property beyond any period of grace provided with respect thereto whether with Lender, its Affiliates, or any third party if the effect of such default is to cause or permit the holder of such indebtedness to cause such indebtedness to become due prior to its stated maturity which is not cured to the satisfaction of Lender within 10 Business Days of written notice from Lender to Borrower of such breach; (e) any certificate, statement, representation or warranty, financial or credit information heretofore given or hereafter made by Borrower to Lender shall prove to be incorrect, which to a material extent adversely affects Borrower’s financial condition or continued operation and which is not cured to the satisfaction of Lender within 10 Business Days of written notice from Lender to Borrower of such breach; or (f ) Borrower shall (1) be legally dissolved, adjudicated insolvent or bankrupt or cease to pay its debts as they mature, make a general assignment for the benefit of, or enter into an arrangement with, creditors; (2) apply for or consent to the appointment of a receiver, trustee or liquidator of it or a substantial part of its property; (3) take action to dissolve or terminate its legal existence, or authorize or file a voluntary petition in bankruptcy or under any similar law, consent to such a petition, or (4) suffer such a petition or proceeding to be instituted against it which remains un-dismissed for a period of sixty (60) days; or (5) merge, consolidate or sell substantially all of its assets. An Event of Default under any Agreement shall, at the option and discretion of Lender, constitute an Event of Default under all other Agreements and constitute a breach of and default under any agreement, instrument, guaranty, loan, lease, promissory note, letter of credit, guaranty or other obligation of any kind on the part of Borrower in favor of Lender or any of its Affiliates (“Other Agreements”). Notwithstanding anything in this Master Agreement to the contrary, the foregoing cross default provisions shall apply to the benefit of Lender and Lender’s assignees only to the extent that Lender or such assignee is also the Lender or assignee of one or more Agreements or Other Agreements.

12.        REMEDIES. If an Event of Default shall have occurred, Lender may exercise any of the following remedies with respect to any or all Equipment, other Collateral and Agreements:

(a) proceed at law or in equity to enforce specifically Borrower’s performance or recover damages, including all rights available to Lender under the UCC or the PPSA as applicable; (b) require Borrower to immediately assemble, make available and if requested by Lender deliver the Equipment (or, if so requested, any Items designated by Lender) and all Mined Currency in Borrower’s possession to Lender at a time and place, within the United States or Canada, designated by Lender; (c) enter any premises where any Item may be located and repossess, disable or take possession of the Equipment (and/or any attached or unattached parts) by self-help, summary proceedings or otherwise without liability for rent, costs, damages or otherwise (save and except such costs and damages incurred or suffered as a result of Lender’s actions); (d) use Borrower’s premises for storage without rent or liability; (e) sell, lease or otherwise dispose of the Equipment or such Items at private or public sale to a third party on arm’s length terms, in bulk or in parcels, whether the Equipment is present at such sale and with or without notice except to the extent required by applicable law, and if notice is required by law such requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the public sale or the time after which any other disposition is to be made and, in the event of any dispute between Lender and Borrower in connection with this Section 12(e), the Borrower will have the right to acquire the Equipment at the same price, agreed between Lender and a third party, within 10 Business Days of written notice by the Lender to the Borrower of such sale, lease or disposal; (f) disable or keep idle all or part of the Equipment or such Items and, at Lender’s discretion, take possession of the Equipment and continue Borrower’s Bitcoin mining operations; (g) enforce its security interest in all Collateral, including all Bitcoin or other digital currency or cryptocurrency mined using the Equipment and in Borrower’s possession, and exercise all its rights under the UCC or the PPSA, as applicable, with respect thereto; (h) at Lender’s sole discretion, remedy such Event of Default for the account of and at the expense of Borrower; (i) Lender may recover interest on any unpaid Payment or any amounts due hereunder from Borrower from the date it was due until fully paid at a rate equal to eighteen percent (18%) per annum or the maximum rate permitted by law, if lower; (j) exercise any other right or remedy at law, or in equity or bankruptcy, including specific performance or damages for the breach hereof, including reasonable Attorney’s Fees and court costs or (k) declare all of Borrower’s Obligations immediately due and payable and Borrower shall immediately pay to Lender as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) the Payoff Amount plus all other amounts then payable to Lender hereunder; plus (ii) all reasonable costs and expenses incurred by Lender in any repossession, recovery, storage, repair, sale, release, or other disposition of the Equipment or Lender’s enforcement of Lender’s rights hereunder, including Attorneys’ Fees and costs; plus (iii) any other reasonable amounts Lender determines is necessary for Lender to realize the benefit of Lender’s bargain. In the event Lender disposes of the Equipment pursuant to this Section, Lender shall apply the Net Proceeds (as hereinafter defined) to Borrower’s Obligations in the order Lender determines. As used herein, the term “Net Proceeds” shall mean the after-tax amount received by Lender in immediately-available funds not subject to recapture, rebate or divestiture from such purchaser; or (ii) in the case of a purchase of the Equipment which Lender finances or in the case of a disposition pursuant to a true lease (any such leases or finance agreements being referred to hereinafter as a “Replacement Agreement”), an amount equal to the sum of all non-cancellable periodic payments and any purchase election, purchase requirement or balloon payment set forth in the Replacement Agreement, discounted to present value at the implicit rate of interest of the Replacement Agreement as determined by Lender. With respect to any exercise by Lender of its right to dispose of the Equipment or any Items, Borrower acknowledges and agrees that Lender shall have no obligation, subject to any legal requirements of commercial reasonableness, to clean-up or otherwise prepare the Equipment or any Items for disposition; Lender may comply with any state or federal law requirements that Lender deems to be applicable or prudent to follow in connection with any such disposition; and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any such disposition. If Equipment delivered to or picked up by Lender contains goods or other property not constituting Equipment, Borrower agrees that Lender may take such other goods or property, provided that Lender makes reasonable efforts to make such goods or property available to Borrower after repossession upon Borrower’s written request. If, after default, any Agreement is placed in the hands of an attorney, collection agent or other professional for collection of Payments or other amounts or enforcement of any other right or remedy of Lender, Borrower shall pay all Attorneys’ Fees and associated costs and expenses. Forbearance as to any default or Event of Default shall not be deemed a waiver, all waivers to be enforceable only if specifically provided in writing by Lender, and waiver of any default or Event of Default shall not be a waiver of any other or subsequent default or Event of Default. To the fullest extent permitted by applicable law, Borrower waives any rights now or hereafter conferred by statute or otherwise that may require Lender to sell, lease or otherwise use any Equipment in mitigation of Lender’s damages set forth in such Agreement or that may otherwise limit or modify any of Lender’s rights or remedies. Lender agrees that Borrower shall remain liable for any deficiency. Each remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver of any Event of Default shall constitute a waiver of any of Lender’s other rights. A cancellation or termination hereunder shall occur only upon notice by Lender and only as to such Items as Lender specifically elects to cancel or terminate and any other Agreement shall continue in full force and effect as to the remaining Items, if any. Any Payment received by Lender may be applied to any unpaid Obligations as Lender in Lender’s sole discretion may determine.

13.       NOTICES. Any notices and demands required or permitted hereunder shall be sent in writing to Lender or Borrower at the addresses set forth on the first page hereof or to any other address as may be specified by a party by a notice given as provided herein and shall be sent by certified mail (return receipt requested), by a nationally recognized express courier service (such as Federal Express), personally served or by email, except that any notices and demands sent to Borrower must also be emailed to [***] and [***] and any notices and demands sent to Lender must also be emailed to [***] and [***]. Each such notice shall be deemed to be given when mailed upon deposit in any depository maintained by the United States Post Office, Canada Post Office (if Borrower is located in or carrying on business in any Province) when deposited with a nationally recognized courier service, if personally served, or if by email, shall be deemed to have received by the party for which it is intended upon the sender’s receipt of and acknowledgement from the intended recipient (such as by the “return receipt requested” function), as available, return email or other written acknowledgement.

14.        POWER OF ATTORNEY; FURTHER ASSURANCES. Borrower shall promptly execute and deliver to Lender such further documents and take such further actions as Lender may require in order to more effectively carry out the intent and purpose of each Agreement. Borrower grants to Lender a power of attorney in Borrower’s name, which is irrevocable and coupled with an interest, effective upon an Event of Default that is continuing, (a) to execute any such instruments, financing statements, documents, agreements and filings which Lender deems necessary to protect Lender’s interest hereunder and in the Equipment and proceeds thereof, including all insurance documentation and all checks or other insurance proceeds; and (b) to apply for a certificate of title for any item of Equipment that is required to be titled under the laws of any jurisdiction where the Equipment is or may be used and/or to transfer title thereto upon the exercise by Lender of its remedies upon an Event of Default by Borrower under the Agreement. Borrower acknowledges that Lender may incur out-of-pocket costs and expenses in connection with the transactions contemplated by the Agreement, and accordingly agrees to pay (or reimburse Lender for) the reasonable costs and expenses related to (i) filing any financing, continuation or termination statements, (ii) any title and lien searches with respect to the Agreement and the Equipment, (iii) documentary stamp taxes relating to any Agreement; (iv) titling and other costs to record Lender’s interest in any item of Equipment; and (v) procuring certified charter or organizational documents and good standing certificates of Borrower. If Borrower fails to perform or comply with any of its agreements, provide any indemnity or otherwise perform any obligation hereunder that may be performed by the payment of money, Lender may, in addition to and without waiver of any other right or remedy, perform or comply with such agreements in its own name or in Borrower’s name as attorney-in-fact, and, upon demand, Borrower agrees to reimburse Lender immediately for the amount of any payments or expenses incurred by Lender in connection with such performance or compliance, together with interest thereon at the rate of one and one-half percent (1.5%) per month or the highest rate allowable under applicable law, whichever is lower.

15.      ASSIGNMENT. BORROWER MAY NOT SELL, TRANSFER, ASSIGN, LEASE, RENT OR OTHERWISE TRANSFER POSSESSION OF ANY EQUIPMENT OR ITS RIGHTS OR OBLIGATIONS UNDER EACH AGREEMENT WITHOUT LENDER’S PRIOR WRITTEN CONSENT UNLESS IN ACCORDANCE WITH THE HOSTING AGREEMENT OR HASHPOWER AGREEMENT. BORROWER AGREES IT WILL NOT AMEND IN ANY MATERIAL RESPECT THE HOSTING AGREEMENT OR HASHPOWER AGREEMENT WITHOUT THE LENDER’S CONSENT. Each Agreement and any or all of the rights of Lender thereunder shall be assignable and transferable by Lender upon the occurrence and continuance of an Event of Default absolutely or as security, without notice to Borrower, subject to the rights of Borrower hereunder. Upon request to Borrower by Lender of any such assignment or transfer, Borrower shall promptly acknowledge in writing its obligations under the Agreement. The term Lender shall mean, as the case may be, any assignee of Lender. Any such assignment shall not relieve Lender of its obligations hereunder unless specifically assumed by the assignee. BORROWER AGREES IT SHALL PAY SUCH ASSIGNEE ALL PAYMENTS WITHOUT ANY DEFENSE, RIGHTS OF SETOFF OR COUNTERCLAIMS (WHICH SHALL NOT BE ASSERTED AGAINST AN ASSIGNEE) AND SHALL NOT HOLD OR ATTEMPT TO HOLD SUCH ASSIGNEE LIABLE FOR ANY OF LENDER’S OBLIGATIONS. NO AGREEMENT MAY BE TERMINATED, CANCELLED OR “PREPAID” EXCEPT AS EXPRESSLY STATED THEREIN.

16.        UNCONDITIONAL NON-CANCELLABLE AGREEMENT. BORROWER’S OBLIGATION TO MAKE PAYMENTS, TO PAY OTHER SUMS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER EACH AGREEMENT IS ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, OR COUNTERCLAIM FOR ANY REASON WHICH BORROWER MAY HAVE AGAINST ANY PERSON FOR ANY REASON WHATSOEVER OR ANY MALFUNCTION, DEFECT OR INABILITY TO USE ANY ITEM OF EQUIPMENT.

17.        NON-WAIVER. No forbearance, omission, delay, or failure at any time to require strict performance by Borrower of any provision of this Master Agreement by Lender shall be deemed to create a waiver or course of dealing. A waiver on one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon Lender unless it is in writing and signed by Lender.

18.        REPORTS & OTHER INFORMATION; INFORMATION TECHNOLOGY EQUIPMENT. (a) Borrower will furnish (or cause to be furnished) to Lender as soon as the same become available, but in any event, unless otherwise specified in the applicable Schedule, (i) within one hundred and twenty (120) days after the close of each fiscal year, unaudited financial statements (unless otherwise stated in a Schedule) reflecting Borrower’s operations during such fiscal year, including without limitation a balance sheet and profit and loss statement; (ii) within forty-five days (45) after the last day of each March, June, September and December (collectively a “Quarter-End”) other than Borrower’s fiscal year-end, management-prepared financial statements including without limitation a balance sheet and profit and loss statement; (iii) within one hundred and twenty (120) days after the close of each fiscal year, audited consolidated financial statements (unless otherwise stated in a Schedule) reflecting Iris Energy Pty Ltd.’s operations during such fiscal year, including without limitation a balance sheet and profit and loss statement. Borrower shall ensure that all such statements are in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or Quarter-End and accompanied by a certificate of Borrower’s chief financial officer or director, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations (subject to normal year end adjustments). Borrower agrees to also deliver or cause to be delivered such other information as Lender may reasonably request from time to time, including without limitation other financial statements and information pertaining to Borrower. Borrower further agrees to provide, as soon as each is available, but in each case no later than the fifteenth (15th) day of each month during the Term, each of the following reports, in a form reasonably acceptable to Lender: (A) API (Application Programming Interface) and/or other read access to Borrower’s Bitcoin Mining Pool Account or similar which shows the status and hashrate of the Equipment; (B) API and/or other read access to Borrower’s Bitcoin Exchange or Brokerage Account, which provides transaction details including Bitcoin revenue and trades. The Exchange or Brokerage Account and applicable wallets must be approved by Lender; and (C) invoices, account statements or similar documents from the power provider or hosting facility, as the case may be.

(b)  (i) If, as to any Agreement, a Supplier of the Equipment shall, with Lender’s written acknowledgement (which may be contained in any term sheet or proposal not withdrawn prior to the Term of such Agreement) retain title to software and certain other components of the Equipment (the “Software”) and either license such Software to Borrower under a license or other contract (a “License”), Borrower represents and warrants that it has read and is in possession of a copy of each License and has supplied a true and correct copy of such License to Lender. Borrower hereby grants a first priority security interest in and collaterally assigns each License to Lender as security under this Agreement. Borrower agrees to comply with the terms of each License and Borrower shall indemnify and hold Lender harmless from any obligations under or Actions or losses in any way arising from any License or Software in accordance with Section 5 of this Master Agreement. Except as expressly provided in this section, all terms and conditions of the Agreement shall be and remain in full force and effect with respect to any Software and shall not be altered by the fact that Borrower will be licensee under any License. Borrower shall not be permitted to assign its interest under any License or the use of the Software without both Lender’s and Supplier’s prior written consent, either of which may be declined for any reason. In the event Lender grants Borrower a purchase option with respect to the Equipment, Borrower understands that the exercise of such option shall operate only to assign and transfer Lender’s interest in any License to Borrower without representation or warranty. In the event Lender obtains possession of any Software following the expiration or termination of the Term as a result of an Event of Default, Borrower shall be deemed to, and hereby does, assign its rights under the applicable License (but none of its obligations) to Lender and grants to Lender (effective upon an Event of Default that is continuing) a power of attorney, coupled with an interest, to assign such License to any purchaser, Borrower or other user of the Software. At Lender’s request, Borrower will use reasonable efforts to obtain, for Lender’s benefit, Supplier’s consent to such assignment and power of attorney, together with Supplier’s agreement to cooperate reasonably with any such further assignment by Lender.

(ii)  Any reconfiguration of the Equipment (a “Reconfiguration”) shall constitute an improvement provided that, except for repairs and maintenance, Borrower notifies Lender in advance of such action in writing and provided further that such Reconfiguration, in Lender’s sole judgment, complies with the requirements of the Agreement with respect to improvements. Neither improvements nor parts installed on Equipment in the course of Reconfiguration shall be accessions to the Equipment.

(iii)   In the event that the Equipment is repossessed, foreclosed upon or otherwise delivered to or possessed by Lender, Borrower shall, at its own expense, remove all confidential information and any Software or program designated by Lender provided however that Borrower may not remove or disable any operating system or other software if such software is essential to the operation and value of the Equipment or if such removal or disabling adversely affects the operating system or other software acquired with the Equipment.

19.        MISCELLANEOUS. TIME IS OF THE ESSENCE OF EACH AGREEMENT. If Lender shall enter into a purchase agreement, purchase order or other arrangement with a Supplier of any of the Equipment, then upon provision of the first instalment of the Total Advance to the Borrower in accordance with the applicable Schedule and Pay Proceeds Letter, Lender shall be deemed to have transferred title and other rights associated with such Equipment (including but not limited to manufacturer warranties and Software license) to the Borrower at the point in time that it obtains such title and associated rights to such Equipment under the relevant purchase agreement, purchase order or other arrangement with the Supplier . Lender covenants and agrees it will not cancel, amend or materially alter the purchase agreement, purchase order or other arrangement without Borrower’s prior written consent. Lender also covenants and agrees to meet any remaining payment obligation to Supplier in accordance with each pay proceeds letter (“Pay Proceeds Letter”) and each Agreement as executed by Borrower. Lender will retain the right to purchase any or all Equipment in the event Borrower refuses, in writing, to accept such Equipment, or by failing to initiate the delivery of Equipment by completing payment of all shipping and any other closing costs to the Supplier, by the date the supplier has notified the Lender and Borrower that the Equipment is ready to ship, and Borrower may cancel or terminate the Agreement for such Equipment. The amount financed by Lender may or may not reflect any discount or other arrangement between Lender and such Supplier. Nothing herein shall imply that Lender sells or provides any Equipment to Borrower or is otherwise in the stream of commerce for any Equipment. Each Agreement shall only be valid when accepted in writing by Lender and each Agreement may only be modified in a writing signed by Lender and Borrower. Whether or not expressly stated herein, Borrower’s obligations with respect to indemnification, taxes, reimbursements for expenses and other obligations arising during the term of each Agreement shall survive the expiration or termination of such Agreement, and any notification of payoff amount, acceptance of designated final payment or other arrangement between the parties shall not release Borrower from such obligations unless specifically so stated in writing. Borrower authorizes Lender to file financing statements, and amendments thereto, along with any other information applicable under the UCC describing the Collateral in the manner and jurisdiction or filing office in which Lender determines best protects Lender’s interest. Payments under any Schedule shall be reduced so that any interest portion is the lower of the rate specified herein or the highest rate permitted by applicable law. Nothing herein shall imply, and Borrower shall not assert, that Lender is a “merchant” with respect to the Equipment. Whenever terms such as “include” or “including” are used in any Agreement, they mean “include” or “including”, as the case may be, without limiting the generality of any description or word preceding such term, whether or not so stated. Whenever terms such as “satisfactory to Lender” are used or Lender is granted the contractual right to choose between alternatives or express its opinion, the satisfaction, choices and opinions are to be made in Lender’s sole discretion. Each Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject nevertheless to restrictions provided in Section 16). The terms “herein” or “hereunder” or like terms shall refer to an Agreement as a whole and not to a particular Section. The captions or headings herein are made for convenience and general reference only. All singular terms shall include the plural forms thereof, and vice versa. All references to Sections hereunder shall be deemed to refer to Sections of an Agreement, unless otherwise expressly provided. All references to an “item” or “items” of Equipment (whether or not capitalized) or the “Equipment” shall include each and all portions of the Equipment, no limitation being intended by the choice of terms. As each Agreement has been drafted by Lender’s counsel as a convenience to the parties and Borrower has had the opportunity to review it with counsel of Borrower’s choice, no Agreement shall be construed against any party by reason of draftsmanship. Any provision of any Agreement which is unenforceable shall not affect the enforceability of the remaining provisions hereof. In the event that any of the terms and provisions of any Agreement are in violation of or prohibited by any applicable law, such terms and provision shall be deemed amended to conform to such law, statute or ordinance without affecting any other terms and provisions of any Agreement. BORROWER AGREES THE MASTER AGREEMENT AND ALL SCHEDULES, ACCEPTANCE CERTIFICATES AND OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN BORROWER AND LENDER AND THEY SUPERSEDE ALL PRIOR PROPOSALS, AGREEMENTS AND COMMUNICATIONS, WHETHER ORAL OR WRITTEN, BETWEEN BORROWER AND LENDER REGARDING THE SUBJECT MATTER HEREOF.

20.        COUNTERPARTS; CHATTEL PAPER. This Master Agreement, each Agreement and all documents executed in connection herewith may be executed and delivered in counterparts all of which shall constitute one and the same agreement. The exchange of signed copies by facsimile or electronic transmission (including PDF files) shall constitute effective execution and delivery and may be used in lieu of manually signed documents. Signatures of the parties transmitted by facsimile or electronic transmission qualify as authentic original signatures for purposes of enforcement thereof, including all matters of evidence and the “best evidence” rule. For purposes of perfection of a security interest in chattel paper under the UCC, only the counterpart of each Agreement that bears Lender’s manually applied signature and is marked “Sole Original” by Lender shall constitute the sole original counterpart of the original chattel paper for purposes of possession. No security interest in an Agreement can be perfected by possession of any other counterpart, each of which shall be deemed a duplicate original or copy for such purposes. Notwithstanding the foregoing, as to any Lease constituting electronic chattel paper, the authoritative copy of the Lease will be the electronic copy in Lessor’s or its assignee’s electronic vault, and perfection of a security interest in such Lease may only be perfected by control of such authoritative copy.

21.       GOVERNING LAW; JURISDICTION, JURY TRIAL WAIVER. Each Agreement, this Master Agreement and all documents executed in connection therewith shall in all respects be governed by and construed in accordance with the laws of the Province of British Columbia including all matters of construction, validity and performance. Borrower acknowledges that each Agreement was entered into in the `Province of British Columbia and that the parties have agreed to the terms of each Agreement with the understanding that any action or proceeding regarding this Master Agreement, any Agreement, the Equipment or any cause of action whatsoever arising from or related to this Master Agreement shall be maintained in the provincial or federal courts in said province and Borrower submits to jurisdiction and venue, waiving any claim of improper jurisdiction or venue or forum non-conveniens, agreeing to accept service at Borrower’s place of business in any such action. Nothing in this section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding in the courts of any other jurisdiction. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO EVERY AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH ANY AGREEMENT, THE EQUIPMENT OR THIS MASTER AGREEMENT.

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IN WITNESS WHEREOF, the parties have caused this Master Agreement to be executed by their duly authorized representatives as of the date first above written.

LENDER: ARCTOS CREDIT, LLC	BORROWER: IE CA 3 HOLDINGS LTD.
Signature: /s/ Trevor Smyth Name: Trevor Smyth Title: Managing Member, Head of Structured Finance	Signature: /s/ Will Roberts Name (print): Will Roberts Title: Director Signature: /s/ Paul Gordon Name (print): Paul Gordon Title: Director

INDEX OF DEFINITIONS

“Accounts”	Section 3(d)
“Acceptance Date”	Section 2
“Actions”	Section 5
“Affiliate”	Section 3(d)
“Agreement”	Section 1
“Anticipated Acceptance Date”	Section 3(e)
“Approved Affiliate”	Section 8(b)
“Attorneys’ Fee”	Section 5
“Casualty Event”	Section 9
“Chattel Paper”	Section 3(d)
“Collateral”	Section 3(d)
“Commencement Date”	Section 3
“Environmental Laws”	Section 8
“Equipment”	Section 1
“Event of Default”	Section 11
“First Payment Date”	Section 3(a)
“General Intangibles”	Section 3(d)
“Hashpower Agreement”	Section 8(b)
“Hazardous Materials”	Section 8
“Hosting Agreement”	Section 8(b)
“Item”	Section 1
“License”	Section 18(b)
“Mined Currency”	Section 3(d)
“Net Proceeds”	Section 12
“Obligations”	Section 3(d)
“OFAC”	Section 8
“Other Agreements”	Section 11
“Pay Proceeds Letter”	Section 19
“Payment Intangibles”	Section 3(d)
“Payments”	Section 3(b)
“Payoff Amount”	Section 3(c)
“PPSA”	Section 3(d)
“Province”	Section 3(d)
“Quarter-End”	Section 18
“Replacement Agreement”	Section 12
“Schedule”	Section 1
“Sole Original”	Section 20
“Software”	Section 18(b)
“Supplier”	Section 3(d)
“Term”	Section 3
“UCC”	Sections 3(d) and 12